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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 11, 1998
                                                 ------------------------------

               United States Satellite Broadcasting Company, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Minnesota                        0-27492                41-1407853
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(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
       Incorporation)                                        Identification No.)

3415 University Avenue, Saint Paul, MN                               55114
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                 (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code    (612) 645-4500
                                                    ----------------------------



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          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

         MERGER

         On December 11, 1998, United States Satellite Broadcasting Company, Inc., a Minnesota corporation ("USSB"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with General Motors Corporation, a Delaware corporation ("GM"), and Hughes Electronics Corporation, a Delaware corporation ("Hughes"), pursuant to which USSB will be merged with and into Hughes (the "Merger"). At the closing of the Merger, the holders of outstanding common stock of USSB are entitled to receive, at each shareholder's election, cash or shares of GM Class H ("GMH") common stock equal in value to .3775 shares of GMH stock for each outstanding share of USSB common stock (the "Exchange Ratio"). The Exchange Ratio is fixed as long as the 20-trading day weighted average price of GMH stock ending two days prior to the closing date of the Merger is within a range of $27.8146 to $47.6821 per share. To the extent that the 20-trading day weighted average price of the GMH stock is more than $47.6821, the Exchange Ratio is adjusted downward by dividing $18.00 -- the ceiling price -- by such weighted average price. To the extent the Exchange Ratio is less than $27.8146, the Exchange Ratio is adjusted upward by dividing $10.50 -- the floor price --by such weighted average price, subject to certain limitations set forth in the Merger Agreement. The value of the maximum aggregate number of GMH shares to be issued cannot exceed 70% of the total consideration to be received by all USSB shareholders and the amount of cash to be issued cannot exceed 50% of such total consideration. To the extent aggregate shareholder elections would cause such limitations to be exceed, individual shareholder elections can be adjusted to ensure compliance with such

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limitations. A chart which illustrates the merger consideration payable in certain possible scenarios is filed as Exhibit 99.1 to this Report on Form 8-K. The chart is provided for illustrative purposes only, and reference is made to the Merger Agreement filed herewith for a complete description of the calculation of the consideration payable thereunder and the other terms and conditions of the Merger. The transaction is intended to permit tax-free treatment to USSB shareholders to the extent they receive shares of GMH stock.

         The closing of the Merger Agreement is subject to the satisfaction or waiver of several normal and customary conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the approval by the Federal Communications Commission of the transfer of control of the licenses and authorizations held by USSB II, Inc., a wholly-owned subsidiary of USSB in connection with the Merger, the obtaining of consents and/or waivers from various third parties and the approval of USSB's shareholders of the Merger Agreement, the Merger and related transactions. Any party to the Merger Agreement may terminate it if the Merger is not closed by September 30, 1999.

         SHAREHOLDER AGREEMENT

         As part of the transactions contemplated by the Merger Agreement, Hubbard Broadcasting, Inc., a Minnesota corporation ("HBI"), and each of Stanley S. Hubbard, Stanley E. Hubbard and Robert W. Hubbard (each a "Shareholder," and collectively, the "Shareholders") were required to enter into a Shareholders Agreement with Hughes and GM (the "Shareholders Agreement"). Pursuant to the terms of the Shareholders Agreement, the Shareholders granted to GM an irrevocable option (the "Option") to purchase shares of USSB owned by HBI which constitute 19.9% of the voting power of the issued and outstanding shares of capital stock of


                                      2
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USSB at a purchase price equal to the product of exchange ratio set forth in the Merger Agreement and the 20-trading day average price of shares of GMH stock on the date the Option becomes exercisable.

         The Option becomes immediately exercisable in the event of (i) USSB's failure to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement, (ii) a breach by a Shareholder of the Shareholders Agreement, or (iii) a failure by USSB to obtain the approval of its shareholders of the Merger. In the absence of any restriction on the exercise of the Option, including the fact that all waiting periods applicable under the HSR Act may not have expired, the Option is exercisable for 120 days from the date it becomes exercisable.

         In the event the Merger Agreement is terminated by Hughes as a result of the failure of USSB to obtain shareholder approval, HBI is required to pay Hughes a termination fee of $50.0 million within one week of such termination. In addition, each Shareholder agreed, in connection with any underwritten offering by GM of GMH stock occurring within two years of the effective time of the Merger, to sign a customary "lock-up" agreement restricting the transfer of the shares of GMH stock owned by it or him during the pendency of such offering. Reference is made to the Shareholders Agreement filed herewith for a complete description of the terms and conditions thereof.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.

         10.1  Agreement and Plan of Merger, dated December 11, 1998, among
               General Motors Corporation, Hughes Electronics Corporation and
               United States Satellite Broadcasting Company, Inc.

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
         10.2  Shareholders Agreement, dated December 11, 1998, among
               General Motors Corporation, Hughes Electronics Corporation,
               Hubbard Broadcasting, Inc., Stanley S. Hubbard, Stanley E. Hubbard and Robert W. Hubbard.

         20    Press release of Hughes Electronics Corporation, dated
               December 14, 1998

         99.1  Merger Consideration Payable - For Illustrative Purposes Only
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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                UNITED STATES SATELLITE
                                                BROADCASTING COMPANY, INC.


Date  December 18, 1998                         By /s/ Stanley E. Hubbard
                                                   ----------------------------
                                                   Stanley E. Hubbard
                                                   Its President and CEO


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                                 EXHIBIT INDEX

   10.1   Agreement and Plan of Merger, dated December 11, 1998, among
          General Motors Corporation, Hughes Electronics Corporation and United
          States Satellite Broadcasting Company, Inc.

   10.2   Shareholders Agreement, dated December 11, 1998, among General
          Motors Corporation, Hughes Electronics Corporation, Hubbard
          Broadcasting, Inc., Stanley S. Hubbard, Stanley E. Hubbard and Robert
          W. Hubbard.

   20     Press release of Hughes Electronics Corporation, dated December 14,
          1998

   99.1   Merger Consideration Payable - For Illustrative Purposes Only